                                                              EXHIBIT 23.01

                       CONSENT OF INDEPENDENT ACCOUNTANTS

  We hereby consent to the use in the Prospectus constituting part of this registration statement on Form S-1 of our reports relating to the respective financial statements which appear in such Prospectus.

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
FINANCIAL STATEMENTS                                                 DATE
--------------------                                           -----------------
U.S.A. Floral Products, Inc..................................  February 24, 1998
The Roy Houff Company........................................  November 26, 1997
CFX, Inc.....................................................  January 9, 1998
Bay State Florist Supply.....................................  January 6, 1998
Flowtrad Corporation, N.V. d/b/a Flower Trading Corporation.. December 16, 1997 United Wholesale Florists, Inc. and United Wholesale Florists
 of America, Inc.............................................  December 31, 1997
American Florist Supply, Inc.................................  January 6, 1998
Monterey Bay Bouquet, Inc. and Bay area Bouquet, Inc.........  November 14, 1997
Alpine Gem Flower Shippers, Inc..............................  December 12, 1997
XL Group, Inc................................................  February 9, 1998
Continental Farms Limited and Atlantic Bouquet Company Limit-
 ed..........................................................  February 27, 1998
Koehler & Dramm, Inc.........................................  March 3, 1998
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  We also consent to the reference to us under the heading "Experts."

/s/ Price Waterhouse LLP
Price Waterhouse LLP
Washington, DC

March 4, 1998